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                                                                 Exhibit 10.1.4


                          BURNHAM PACIFIC EMPLOYEES LLC







                       LIMITED LIABILITY COMPANY AGREEMENT







                                  June 1, 1999


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                                TABLE OF CONTENTS


                                                                                                      Page
                                                                                                      ----
ARTICLE I - DEFINITIONS                                                                                  2
   1.01   DEFINITIONS                                                                                    2
ARTICLE II -ORGANIZATION AND POWERS                                                                      7
   2.01   ORGANIZATION                                                                                   7
   2.02   PURPOSES AND POWERS                                                                            7
   2.03   PRINCIPAL OFFICE IN DELAWARE                                                                   8
   2.04   Fiscal Year.                                                                                   8
   2.05   QUALIFICATION IN OTHER JURISDICTIONS                                                           8
ARTICLE III -MEMBERS                                                                                     8
   3.01   MEMBERS                                                                                        8
   3.02   COMPLIANCE WITH SECURITIES LAWS AND OTHER LAWS AND OBLIGATIONS                                 8
   3.03   ADMISSION OF NEW MEMBERS                                                                       9
   3.04   MEETINGS OF MEMBERS                                                                            9
   3.05   ACTION WITHOUT A MEETING                                                                      10
   3.06   VOTING RIGHTS                                                                                 10
   3.07   LIMITATION OF LIABILITY OF MEMBERS                                                            10
   3.08   AUTHORITY                                                                                     11
   3.09   NO RIGHT TO WITHDRAW                                                                          11
   3.10   RIGHTS TO INFORMATION                                                                         11
   3.11   REPORTS                                                                                       11
ARTICLE IV -MANAGEMENT                                                                                  12
   4.01   MANAGING MEMBER                                                                               12
   4.02   ELECTION AND QUALIFICATION                                                                    12
   4.03   POWERS AND DUTIES OF THE MANAGING MEMBER                                                      12
   4.04   RELIANCE BY THIRD PARTIES                                                                     13
   4.05   RESIGNATION                                                                                   13
   4.06   COMPENSATION                                                                                  13
   4.07   ACTIONS BY MANAGING MEMBER                                                                    13
   4.08   LIMITATION OF LIABILITY OF MANAGING MEMBER                                                    13
   4.09   MANAGEMENT OF BPP RETAIL                                                                      14
ARTICLE V -INDEMNIFICATION                                                                              14
   5.01   RIGHT TO INDEMNIFICATION                                                                      14
   5.02   NON-EXCLUSIVITY                                                                               15
   5.03   HEIRS, SUCCESSORS AND ASSIGNS                                                                 15
   5.04   INSURANCE                                                                                     15
   5.05   EMPLOYEE BENEFIT PLAN                                                                         15
   5.06   AMENDMENT                                                                                     15
ARTICLE VI -CONFLICTS OF INTEREST; ETC.                                                                 16
   6.01   TRANSACTIONS WITH INTERESTED PERSONS                                                          16
   6.02   OUTSIDE BUSINESSES                                                                            16
   6.03   NO EMPLOYMENT OBLIGATION                                                                      16
ARTICLE VII - UNITS                                                                                     16
   7.01   ISSUANCE, ETC.                                                                                16
   7.02   FORFEITURE                                                                                    17
   7.03   RETIREMENT, DISABILITY OR DEATH OF EMPLOYEE MEMBER                                            17
   7.04   CHANGE IN CONTROL                                                                             18
ARTICLE VIII -CAPITAL ACCOUNTS AND CONTRIBUTIONS                                                        18
   8.01   CAPITAL ACCOUNTS                                                                              18
   8.02   CONTRIBUTIONS                                                                                 19
ARTICLE IX -ALLOCATION OF INCOME AND LOSS                                                               19
   9.01   ALLOCATION OF NET INCOME                                                                      19
   9.02   ALLOCATION OF NET LOSS                                                                        19
   9.03   SPECIAL INCOME ALLOCATION                                                                     20
   9.04   QUALIFIED INCOME OFFSET                                                                       20





                                      (i)


   9.05   GROSS INCOME ALLOCATION                                                                       20
   9.06   NONRECOURSE DEDUCTIONS                                                                        21
   9.07   LLC MINIMUM GAIN CHARGEBACK                                                                   21
   9.08   MEMBER NONRECOURSE DEBT                                                                       21
   9.09   CURATIVE ALLOCATIONS                                                                          21
   9.10   LOSS LIMITATION                                                                               22
   9.11   DISTRIBUTIONS OF NONRECOURSE LIABILITY PROCEEDS                                               22
   9.12   COMPLIANCE WITH CODE SECTION 704(B)                                                           22
ARTICLE X -DISTRIBUTIONS                                                                                22
   10.01     ORDINARY DISTRIBUTIONS                                                                     22
   10.02     INCENTIVE DISTRIBUTION                                                                     22
   10.03     DISTRIBUTIONS UPON LIQUIDATION                                                             23
   10.04     DISTRIBUTION OF BPP RETAIL INTEREST; LIQUIDATION OF BPP RETAIL                             23
ARTICLE XI -TRANSFERS OF MEMBERSHIP INTERESTS                                                           23
   11.01     ASSIGNABILITY OF INTERESTS                                                                 23
   11.02     TRANSFEREE EMPLOYEE MEMBERS                                                                24
   11.03     ADDITIONAL REQUIREMENTS                                                                    24
   11.04     ALLOCATION OF DISTRIBUTIONS BETWEEN ASSIGNOR AND ASSIGNEE; SUCCESSOR TO CAPITAL ACCOUNTS   25
   11.05     TRANSFERS OF MANAGING MEMBER INTEREST                                                      25
ARTICLE XII -DISSOLUTION, LIQUIDATION, AND TERMINATION                                                  25
   12.01     DISSOLUTION                                                                                25
   12.02     LIQUIDATION                                                                                25
   12.03     CERTIFICATE OF CANCELLATION                                                                26
ARTICLE XIII -GENERAL PROVISIONS                                                                        26
   13.01     Offset.                                                                                    26
   13.02     NOTICES                                                                                    26
   13.03     ENTIRE AGREEMENT                                                                           26
   13.04     LIMITATION OF LITIGATION; CONSENT TO JURISDICTION                                          27
   13.05     AMENDMENT OR MODIFICATION                                                                  27
   13.06     BINDING EFFECT                                                                             27
   13.07     GOVERNING LAW; SEVERABILITY                                                                27
   13.08     FURTHER ASSURANCES                                                                         28
   13.09     WAIVER OF CERTAIN RIGHTS                                                                   28
   13.10     NOTICE TO MEMBERS OF PROVISIONS OF THIS AGREEMENT                                          28
   13.11     THIRD-PARTY BENEFICIARIES                                                                  28
   13.12     INTERPRETATION                                                                             28
   13.13     COUNTERPARTS                                                                               29
   13.14     TAXATION AS PARTNERSHIP                                                                    29




                                      (ii)

                          BURNHAM PACIFIC EMPLOYEES LLC

                       LIMITED LIABILITY COMPANY AGREEMENT


         This Limited Liability Company Agreement (the "Agreement") is made as of June 1, 1999 by and among Burnham Pacific Operating Partnership, L.P., a Delaware limited partnership (the "Managing Member") and the persons identified on SCHEDULE A hereto (such persons, including the Managing Member, and their respective assigns being hereinafter referred to collectively as the "Members"). All Members, other than the Managing Member, are hereinafter referred to collectively as the "Employee Members").

         WHEREAS, the Managing Member and the Employee Members wish to set out fully their respective rights, obligations and duties regarding Burnham Pacific Employees LLC (the "LLC") and its assets and liabilities from and after the adoption of this Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants expressed herein, the parties hereby agree as follows:


                             ARTICLE I - DEFINITIONS

         1.01     DEFINITIONS.  For purposes of this Agreement:

         "ADJUSTED CAPITAL ACCOUNT" shall have the meaning set forth in Section 9.11.

         "AFFILIATE" shall mean, with respect to any Person (herein the "first party"), any other Person that directly or indirectly controls, or is controlled by, or is under common control with, such first party. The term "control" as used herein (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to (a) vote 50% or more of the outstanding voting securities of such Person or (b) otherwise direct the management or policies of such Person by contract or otherwise.

         "AGREEMENT" shall mean this Limited Liability Company Agreement, as it may from time to time be further amended, supplemented or restated.

         "BOARD" shall mean the Board of Directors of Burnham Pacific.

         "BOARD AUTHORIZATION" shall mean authorization by the Board (or the Executive, Compensation or other Committee of the Board) on behalf of Burnham Pacific in its capacity as the general partner of the Managing Member.

         "BPP RETAIL" shall mean BPP Retail, LLC, a Delaware limited liability company.



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         "BURNHAM PACIFIC" shall mean Burnham Pacific Properties, Inc., a
Maryland corporation, and its successors.

         "CAPITAL ACCOUNT" shall mean the capital account maintained by the LLC with respect to each Member in accordance with the capital account rules described in Section 8.01.

         "CERTIFICATE OF ORGANIZATION" shall mean the Certificate of Limited Liability required under the LLC Act, as such certificate may be amended or restated from time to time.

         "CHAIRMAN" shall mean the Chairman of the LLC, who shall be appointed from time to time by the Managing Member.

         "CHANGE IN CONTROL" shall mean the occurrence of any one of the following:

         (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (other than Burnham Pacific, any Subsidiary, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of Burnham Pacific or any Subsidiary), together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Act) of such person, shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Act) directly or indirectly, of securities of Burnham Pacific representing 20% or more of either (A) the combined voting power of Burnham Pacific's then outstanding securities having the right to vote in an election of the Board ("voting securities") or (B) the then outstanding shares of Burnham Pacific's Common Stock, par value $.01 per share (in either such case other than as a result of an acquisition of securities directly from Burnham Pacific); or

         (ii) persons who, as of the date of this Agreement, constitute the Board (the "Incumbent Directors") cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least seven-ninths (7/9ths) of the Board, provided that any person becoming a member of the Board subsequent to the date of this Agreement whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors shall, for purposes of this Agreement, be considered an Incumbent Director; or

         (iii) the shareholders of Burnham Pacific shall approve (A) any consolidation or merger of Burnham Pacific or any Subsidiary where the shareholders of Burnham Pacific, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, shares representing in the aggregate 50% or more of the voting securities of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), (B) any sale, lease, exchange



                                       3
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or other transfer (in one transaction or a series of transaction contemplated or arranged by any party as a single plan) of all or substantially all of the assets of Burnham Pacific or (C) any plan or proposal for the liquidation or dissolution of Burnham Pacific; or

         (iv) any sale, lease, exchange or other transfer (in one transaction or a series of transaction contemplated or arranged by any party as a single plan) of all or substantially all of the assets of BPP Retail, or the dissolution of BPP Retail.

         Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of an acquisition of securities by Burnham Pacific which, by reducing the number of shares of Common Stock or other voting securities outstanding, increases the proportionate number of shares beneficially owned by any person to 20% or more of the combined voting power of all then outstanding voting securities; provided, however, that if any person referred to in this sentence shall thereafter become the beneficial owner of any additional shares or other voting securities (other than pursuant to a stock split, stock dividend, or similar transaction), then a "Change in Control" shall be deemed to have occurred for purposes of the foregoing clause (i). "Subsidiary" shall mean any firm, partnership, corporation, limited liability company, association, trust, joint venture, unincorporated organization or similar entity in which Burnham Pacific, directly or indirectly, owns fifty percent (50%) or more of the economic interest in the equity of such entity.

         "CODE" AND "INTERNAL REVENUE CODE" shall each mean the United States Internal Revenue Code of 1986, as in effect from time to time, and applicable rules and regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

         "CONTRIBUTION" shall mean, as to each Member, the amount of money and/or the agreed fair market value of any property (net of any liabilities encumbering such property that the LLC is considered to assume or take subject
to) contributed to the capital of the LLC by such Member.

         "DISABILITY" shall mean certification by an independent medical doctor (selected by Burnham Pacific's health or disability insurer), after consultation with the Employee Member's physician and examination of the Employee Member, that the Employee Member has for at least 120 consecutive days been disabled in a manner which renders the Employee Member substantially unable to perform his responsibilities as an employee of the Managing Member, Burnham Pacific, or any of their Affiliates.

         "EMPLOYEE MEMBER" shall mean each Person who is the legal or beneficial owner of issued and outstanding Units of the LLC, and transferees of the foregoing who have been admitted as Employee Members pursuant to Section 11.02.



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         "EXPENSES" means all expenses, including attorneys' fees and disbursements, actually and reasonably incurred in defense of a proceeding or in seeking indemnification under Article V, and, except for proceedings by or in the right of the LLC or alleging that a Member received an improper personal benefit, any judgments, awards, fines, penalties and reasonable amounts paid in settlement of a proceeding.

         "FISCAL YEAR" shall have the meaning set forth in Section 2.04.

         "GOVERNMENTAL AUTHORITY" shall mean any foreign, federal, state or local court, governmental authority or regulatory body.

         "INCENTIVE DISTRIBUTION" shall have the meaning set forth in Section
3.10 of the Operating Agreement of BPP Retail.

         "IRS" shall mean the Internal Revenue Service of the United States Department of the Treasury.

         "LLC" shall mean Burnham Pacific Employees LLC.

         "LLC ACT" or "ACT" shall mean the Delaware Limited Liability Company Act, as it may be amended from time to time, and any successor to such Act.

         "LLC MINIMUM GAIN" shall have the meaning set forth in Section 9.07.

         "MAJORITY VOTE" shall mean the affirmative approval by vote or consent of both (i) the Managing Member, acting with Board Authorization, and (ii) a majority of the outstanding Units held by all Employee Members (other than those held by any Non-Voting Member or by any other Employee Member who is expressly prohibited from voting by the terms of this Agreement).

         "MANAGING MEMBER" shall mean Burnham Pacific Operating Partnership, L.P., a Delaware limited partnership, and any Person who becomes a successor or assign as provided herein.

         "MANAGING MEMBER INTEREST" shall mean the interest (including the Capital Account) of the Managing Member in the LLC.

         "MEMBER" shall mean any person or entity who is or becomes a Member pursuant to the terms hereof, including the Managing Member and the Employee Members.

         "MEMBER NONRECOURSE DEBT" shall have the meaning set forth in Section 9.08.

         "MEMBER NONRECOURSE DEBT MINIMUM GAIN" shall have the meaning set forth in Section 9.08.



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         "MEMBERSHIP INTERESTS" shall mean the Managing Member Interest and the interests (including the Capital Accounts) of the Employee Members in the LLC. The Membership Interests of each of the Employee Members are represented by Units, as provided in Section 7.01.

         "NONRECOURSE DEDUCTIONS" shall have the meaning set forth in Section 9.06.

         "NON-VOTING MEMBER" shall mean (i) a former Employee Member (or any heir or executor of an Employee member) who continues to hold unforfeited Units pursuant to the provisions of Section 7.03, (ii) an Employee Member who holds fewer than 1% of the outstanding Units or (iii) the Managing Member, with respect to any Units which the Managing Member may hold pursuant to the provisions of Section 7.01.

         "PERSON" shall mean any natural person, firm, partnership, corporation, limited liability company, association, trust, joint venture, unincorporated organization or any similar entity.

         "PARTICIPATING INTERESTS" shall mean the managing member interests in BPP Retail held by the LLC.

         "REGULATORY ALLOCATIONS" shall have the meaning set forth in Section 9.09.

         "RETIREMENT" shall mean the retirement of an Employee Member after attaining age 65 from employment by the Managing Member, Burnham Pacific and their Affiliates.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and applicable rules and regulations thereunder.

         "TRANSFER" shall have the meaning specified in Article XI.

         "TREASURY REGULATIONS" shall mean the federal income tax and procedure and administration regulations as promulgated by the U.S. Treasury Department, as such regulations may be in effect from time to time. All references in this Agreement to provisions of the Treasury Regulations shall be deemed to refer to successor regulatory provisions to the extent appropriate in light of the context herein in which such Treasury Regulations references are used.

         "UNITS" shall have the meaning set forth in Section 7.01.

         "VOTING EMPLOYEE MEMBER" shall mean any Employee Member who is not a Non-Voting Employee Member.

         In addition to the foregoing, other capitalized terms used in this Agreement shall have the meaning ascribed thereto in the text of this Agreement.

                      ARTICLE II - ORGANIZATION AND POWERS

         2.01 ORGANIZATION. The LLC shall be formed by the filing of its Certificate of Organization with the Delaware Secretary of State pursuant to the LLC Act. If the Certificate of Organization has not been previously filed, the Members shall cause it to be filed as soon as practicable hereafter. The Certificate of Organization may be restated by the Managing Member as provided in the LLC Act or amended by the Managing Member to change the address of the office of the LLC in Delaware, the name and address of its resident agent in Delaware, or the identity of the Managing Member, or to make corrections required by the LLC Act. Other additions to or amendments of the Certificate of Organization shall be authorized by the Members as provided in Section 3.06. The Certificate of Organization as so amended from time to time, is referred to herein as the "Certificate." The Managing Member shall deliver a copy of the Certificate and any amendment thereto to any Member who so requests.

         2.02 PURPOSES AND POWERS. The principal business activity and purposes of the LLC shall initially be (i) to invest in, hold and dispose of one or more Participating Interests in BPP Retail and all activities reasonably related thereto, (ii) to make and perform all contracts and engage in all activities and transactions and to do any and all things necessary or advisable to carry out the foregoing purposes, and (iii) to engage in any other business related thereto or useful in connection therewith. However, the business and purposes of the LLC shall not be limited to its initial principal business activity and, unless the Members otherwise agree in writing as provided in Section 13.05, the LLC shall have authority to engage in any other lawful business, trade, purpose or activity permitted by the Act, and it shall possess and may exercise all of the powers and privileges granted by the Act, together with any powers incidental thereto, so far as such powers or privileges are necessary or convenient to the conduct, promotion or attainment of the business, purposes or activities of the LLC, including without limitation the following powers:

                  (a) to conduct its business and operations in any state, territory or possession of the United States or in any foreign country or jurisdiction;

                  (b) to purchase, receive, take, lease or otherwise acquire, own, hold, improve, maintain, use or otherwise deal in and with, sell, convey, lease, exchange, transfer or otherwise dispose of, mortgage, pledge, encumber or create a security interest in all or any of its real or personal property, or any interest therein, wherever situated;

                  (c) to borrow or lend money or obtain or extend credit and other financial accommodations, to invest and reinvest its funds in any type of security or obligation of or interest in any public, private or governmental entity, and to give and receive interests in real and personal property as security for the payment of funds so borrowed, loaned or invested;

                  (d) to make contracts, including contracts of insurance, incur liabilities and give guaranties, whether or not such guaranties are in furtherance of the business and purposes of the LLC, including without limitation, guaranties of obligations of other Persons who are interested in the LLC or in whom the LLC has an interest;

                  (e) to appoint the Managing Member of the LLC, to employ officers, employees, agents and other Persons, to fix the compensation and define the duties and obligations of such personnel, to establish and carry out retirement, incentive and benefit plans for such personnel, and to indemnify such personnel to the extent permitted by this Agreement and the Act;

                  (f) to make donations irrespective of benefit to the LLC for the public welfare or for community, charitable, religious, educational, scientific, civic or similar purposes; and

                  (g) to institute, prosecute, and defend any legal action or arbitration proceeding involving the LLC, and to pay, adjust, compromise, settle, or refer to arbitration any claim by or against the LLC or any of its assets.

         2.03 PRINCIPAL OFFICE IN DELAWARE. The principal office of the LLC in the State of Delaware shall be c/o CT Corporation System. After giving notice to the Members, the Managing Member may change the principal office of the LLC at any time and may cause the LLC to establish other offices.

         2.04 FISCAL YEAR. The fiscal year of the LLC shall be the period ending on December 31 of each year, or such other fiscal year as the Managing Member may designate or as may be required by the Code (the "Fiscal Year").

         2.05 QUALIFICATION IN OTHER JURISDICTIONS. The Managing Member shall cause the LLC to be qualified or registered under applicable laws of any jurisdiction in which the LLC transacts business and shall be authorized to execute, deliver and file any certificates and documents necessary to effect such qualification or registration, including without limitation the appointment of agents for service of process in such jurisdictions.


                              ARTICLE III - MEMBERS

         3.01 MEMBERS. The initial Members of the LLC and their addresses are listed on SCHEDULE A, and said schedule shall be amended from time to time by the Managing Member to reflect the withdrawal of Members and the admission of additional Members pursuant to this Agreement. The Members shall constitute a single class or group of Members of the LLC for all purposes of the Act, except as otherwise explicitly provided herein. The Managing Member shall notify the Members of changes in SCHEDULE A, which shall constitute the record list of the Members for all purposes of this Agreement.



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


         3.02 COMPLIANCE WITH SECURITIES LAWS AND OTHER LAWS AND OBLIGATIONS. Each Member hereby represents and warrants to the LLC and acknowledges that (a) it has such knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of an investment in the LLC and making an informed investment decision with respect thereto, (b) it is able to bear the economic and financial risk of an investment in the LLC for an indefinite period of time and understands that in the event it elects to withdraw as a Member of the LLC it shall not have a right to have its interest repurchased by the LLC and may forfeit any interest which it has in the LLC, (c) it is acquiring an interest in the LLC for investment only and not with a view to, or for resale in connection with, any distribution to the public or public offering thereof, (d) it understands that the equity interests in the LLC have not been registered under the securities laws of any jurisdiction and cannot be disposed of unless they are subsequently registered and/or qualified under applicable securities laws and the provisions of this Agreement have been complied with, and (e) if it is an entity, the execution, delivery and performance of this Agreement do not require it to obtain any consent or approval that has not been obtained and do not contravene or result in a default under any provision of any existing law or regulation applicable to it, any provision of its charter, by-laws or other governing documents (if applicable) or any agreement or instrument to which it is a party or by which it is bound.

         3.03 ADMISSION OF NEW MEMBERS. Additional Persons may be admitted to the LLC as Members and may participate in the profits, losses, distributions, allocations and capital contributions of the LLC upon such terms as are approved by the Managing Member acting with Board Authorization in its sole discretion, by amendment of this Agreement under Section 13.05. The Managing Member shall admit as Employee Members only Persons who at the time of their admission are officers, directors, employees or consultants of the Managing Member, Burnham Pacific or any of their Affiliates. New Members shall be admitted at the time when all conditions to their admission have been satisfied, as determined by the Managing Member, and their identity, Membership Interests and Contributions (if any) under Section 8.02 have been established by amendment of this Agreement, SCHEDULE A and/or the Units Schedule. Existing Members shall have no preemptive or similar right to subscribe to the purchase of new Membership Interests in the LLC.

         3.04     MEETINGS OF MEMBERS.

                  (a) Meetings of Members may be called for any proper purpose at any time by the Managing Member or the holders of a majority of the Units. The Managing Member or the Members calling the meeting shall determine the date, time and place of each meeting of Members, and written notice thereof shall be given by the Managing Member to each Member not less than ten (10) days or more than sixty (60) days prior to the date of the meeting. Notice shall be sent to Members of record on the date when the meeting is called. The business of each meeting of Members shall be limited to the purposes described in the notice. A written waiver of notice, executed before or after a meeting by a Member or its authorized attorney and delivered to the Managing Member shall be deemed equivalent to notice of the meeting.

                  (b) Members holding a majority of the Units having voting rights pursuant to Section 3.06 (and the Managing Member, in the case of any matter which is not reserved for action exclusively by the Employee Members under the terms of this Agreement), shall constitute a quorum for the transaction of any business at a meeting of Members. Members may attend a meeting in person or by proxy. Members may also participate in a meeting by means of conference telephone or similar communications equipment that permits all Members present to hear each other. If less than a quorum of the Members is present, the meeting may be adjourned by the Chairman to a later date, time and place, and the meeting may be held as adjourned without further notice. When an adjourned meeting is reconvened, any business may be transacted that might have been transacted at the original meeting.

                  (c) The LLC shall make available at any meeting of Members and for a period of ten (10) days prior thereto a complete list of Members entitled to vote at such meeting or any adjournment thereof. The list shall reflect the current names and addresses of each Member and such other information as may be required by the LLC Act, and shall be subject to inspection by the Member at the meeting and during the ten-day period prior thereto at the principal office of the LLC.

                  (d) The Chairman shall preside at all meetings of the Members. The Chairman shall determine the order of business and the procedures to be followed at each meeting of Members.

         3.05 ACTION WITHOUT A MEETING. There is no requirement that the Members hold a meeting in order to take action on any matter. Any action required or permitted to be taken by the Members may be taken without a meeting if one or more written consents to such action shall be signed by Members who hold the Membership Interests or other interests in the LLC required to approve the action being taken. Such written consents shall be delivered to the LLC at the principal office of the LLC and unless otherwise specified shall be effective on the date when the first consent is so delivered. The LLC shall give prompt notice to all Members who did not consent to any action taken by written consent of Members without a meeting.

         3.06 VOTING RIGHTS. Unless otherwise required by the LLC Act, and except as to matters for which the Managing Member's action, approval or consent is expressly required by the terms of this Agreement, all actions, approvals and consents required to be taken or given by the Members under the LLC Act, this Agreement or otherwise shall require a Majority Vote.

         3.07 LIMITATION OF LIABILITY OF MEMBERS. Except as otherwise provided in the LLC Act, no Member of the LLC shall be obligated personally for any debt, obligation or liability of the LLC or of any other Member, whether arising in contract, tort or otherwise, solely by reason of being a Member of the LLC. No Member shall be liable to the LLC or any other Member for acting in good faith reliance upon the provisions of this Agreement. No Member shall have any responsibility to restore any negative balance in its Capital Account (as defined in Section 8.01) or to contribute to or in respect of the liabilities or obligations of the LLC or to return distributions made by the LLC except as required by the LLC Act or other applicable law; provided, however, that Members are responsible for their failure to make required Contributions (if any) under
Section 8.02. The failure of the LLC to observe any formalities or requirements relating to the exercise of its powers or the management of its business or affairs under this Agreement or the Act shall not be grounds for making its Members responsible for the liabilities of the LLC.

         3.08 AUTHORITY. Unless specifically authorized by the Managing Member, no Member that is not the Managing Member or an officer of the LLC or delegate of the Managing Member pursuant to paragraph 4.03(a) shall be an agent of the LLC or have any right, power or authority to act for or to bind the LLC or to undertake or assume any obligation or responsibility of the LLC or of any other Member.

         3.09 NO RIGHT TO WITHDRAW. No Member shall have any right to resign or withdraw from the LLC without the consent of the other Members or to receive any distribution or the repayment of its capital contribution, except as provided in
Section 10.04 and Article XII upon dissolution and liquidation of the LLC, and except that any Employee Member may withdraw from the LLC by giving at least 30 days' prior written notice to the Managing Member, subject to forfeiture of such Employee Member's entire interest in the LLC. No Member shall have any right to have the fair value of its interest in the LLC appraised and paid out upon the resignation or withdrawal of such Member or any other circumstances.

         3.10 RIGHTS TO INFORMATION. Members shall have the right to receive from the LLC upon request a copy of the Certificate and of this Agreement, as amended from time to time, and such other information regarding the LLC as is required by the LLC Act, subject to reasonable conditions and standards established by the LLC, as permitted by the LLC Act, which may include, without limitation, withholding or restrictions on the use of confidential information.

         3.11 REPORTS. Within 120 days after the end of each fiscal year of the LLC, the LLC shall cause to be prepared and sent to all Members a financial report of the LLC including a balance sheet, a profit and loss statement and, unless the profit and loss statement is prepared on a cash basis, a statement of changes in financial position. Within 90 days after the end of each fiscal year the LLC shall furnish to all Members such information as may be needed to permit Members to file their federal income tax returns and any required state and local income tax returns. The cost of such reports shall be an expense of the LLC.


                             ARTICLE IV - MANAGEMENT

         4.01 MANAGING MEMBER. There shall be a sole Managing Member of the LLC, who shall be the manager of the LLC within the meaning of the LLC Act, and who shall be a Member. The name and address of the Managing Member shall be listed on SCHEDULE A, and said schedule and the Certificate shall be amended from time to time by the Managing Member to reflect the resignation or removal of the Managing Member or the appointment of a new Managing Member pursuant to this Agreement.

         4.02 ELECTION AND QUALIFICATION. The Managing Member shall hold office until a successor is chosen and qualified, or upon the Managing Member's earlier resignation, or in the case of a Manager who is an individual, such individual's death. The Managing Member shall devote such time to the business and affairs of the LLC as is reasonably necessary for the performance of the Managing Member's duties, but shall not be required to devote full time to the performance of such duties and may delegate its responsibilities as provided in Section 4.03.

         4.03 POWERS AND DUTIES OF THE MANAGING MEMBER. The business and affairs of the LLC shall be conducted by or under the direction of the Managing Member, who shall have and may exercise on behalf of the LLC all of its rights, powers, duties and responsibilities under this Agreement (including without limitation
Section 2.02) or as provided by law, including without limitation the right and authority:

                  (a) to manage the business and affairs of the LLC and for this purpose to employ, retain or appoint any officers, employees, consultants, agents, brokers, professionals or other Persons in any capacity for such compensation and on such terms as deemed necessary or desirable and to delegate to such Persons such of the Managing Member's duties and responsibilities as the Managing Member shall determine; PROVIDED, HOWEVER, that no officer of the LLC shall be held personally liable, by virtue of his or her status as an officer, for any losses, debts or obligations of the LLC;

                  (b) to enter into, execute, deliver, acknowledge, make, modify, supplement or amend any documents or instruments in the name of the LLC;

                  (c) to borrow money or otherwise obtain credit and other financial accommodations on behalf of the LLC on a secured or unsecured basis as provided in Section 2.02(c), and to perform or cause to be performed all of the LLC's obligations in respect of its indebtedness and any mortgage, lien or security interest securing such indebtedness; and

                  (d) to make elections and prepare and file returns regarding any federal, state or local tax obligations of the LLC, and to designate the Managing Member to serve as the "Tax Matters Partner" of the LLC for purposes of
Section 6231(a)(7) of the Code, with power to manage and represent the LLC in any administrative proceeding of the IRS.

Unless otherwise provided in this Agreement, any action taken by a Managing Member or delegate of such Managing Member under Subpart (a) of this paragraph, and the signature of a Managing Member or such delegate on any agreement, contract, instrument or other document on behalf of the LLC, shall be sufficient to bind the LLC and shall conclusively evidence the authority of that Managing Member or such delegate and the LLC with respect thereto.

         4.04 RELIANCE BY THIRD PARTIES. Any Person dealing with the LLC, the Managing Member or any Member may rely upon a certificate signed by the Managing Member as to (i) the identity of the Managing Member, Members, officers or other delegates of such Managing Member under Section 4.03(a); (ii) any factual matters relevant to the affairs of the LLC; (iii) the Persons who are authorized to execute and deliver any document on behalf of the LLC; or (iv) any action taken or omitted by the LLC, the Managing Member, any Member or any officers or delegate of such Managing Member under Section 4.03(a).

         4.05 RESIGNATION. The Managing Member may resign from the LLC upon at least sixty (60) days notice to the Members (unless notice is waived by them). Any vacancy in the office of the Managing Member shall be filled by the remaining Members.

         4.06 COMPENSATION. The Managing Member shall receive no compensation for its services performed on behalf of the LLC or other benefits it provides to the LLC, except that the Managing Member shall be entitled to reimbursement for expenses incurred by it in managing and conducting the business and affairs of the LLC.

         4.07 ACTIONS BY MANAGING MEMBER. There is no requirement that the Managing Member hold a meeting in order to take action on any matter which the Managing Member is authorized to take in accordance with this Agreement.

         4.08 LIMITATION OF LIABILITY OF MANAGING MEMBER. The Managing Member shall not be obligated personally for any debt, obligation or liability of the LLC or of any Member, whether arising in contract, tort or otherwise, solely by reason of being or acting as Managing Member of the LLC. The Managing Member shall not be personally liable to the LLC or to its Members for breach of any fiduciary or other duty that does not involve (i) a breach of the duty of loyalty to the LLC or its Members, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) a transaction from which the Managing Member derived an improper personal benefit.

         4.09 MANAGEMENT OF BPP RETAIL. The Managing Member is authorized to exercise all consent, voting and other rights with respect to the Participating Interests and any other securities held by the LLC. Nothing contained in this Agreement will be deemed to give any Employee Member any voting, approval or consent rights with respect to any interest in BPP Retail or any other right with respect to the management or affairs of BPP Retail; provided, however, that after a Change in Control, neither the LLC nor the Managing Member shall authorize any amendment or modification to the Operating Agreement of BPP Retail unless (i) approved by a Majority Vote or (ii) such amendment or modification could not reasonably be expected to diminish the value to the LLC of the Incentive Distribution or to affect adversely the rights, privileges or interests of the LLC with respect to the Incentive Distribution.


                           ARTICLE V - INDEMNIFICATION

         5.01 RIGHT TO INDEMNIFICATION. Neither the Managing Member, nor any of the directors, officers or Persons serving in a similar executive capacity appointed by the Managing Member and exercising rights and duties delegated by the Managing Member (including a Person serving at the request of the LLC as a director, officer or other agent of another organization), employees, or Members of the LLC or their Affiliates (the Managing Member and each such other Person herein referred to as an "Indemnified Party") shall have any liability to the LLC or to any Member for any loss suffered by the LLC which arises out of any action or inaction of such Indemnified Party in its capacity as any of the foregoing; PROVIDED, HOWEVER, that such course of conduct did not constitute fraud, gross negligence, willful misconduct or a material breach of this Agreement. Each such Indemnified Party shall be indemnified to the fullest extent permitted by law by the LLC against any losses, judgments, liabilities, Expenses and amounts paid in settlement of any claims sustained by any of them in their capacity as an Indemnified Party in connection with the business or operations of the LLC, or the exercise and performance of any Member's, director's or officer's powers or duties in accordance with the terms of this Agreement; provided the same was not the result of fraud, gross negligence, willful misconduct, or a material breach of this Agreement, the Advisory Agreement or any other agreement for the provision of Investment Management Services. The indemnification authorized by this Section 5.01 shall include the payment of reasonable attorneys' fees and other reasonable Expenses incurred in settling or defending any claims, threatened actions or finally adjudicated legal Proceedings. Prior to any final disposition of any claim or Proceeding with respect to which an Indemnified Party may be entitled to indemnification hereunder, the LLC shall pay to such Indemnified Party, as the case may be, in advance of such final disposition, an amount equal to all reasonable out-of-pocket Expenses of said Indemnified Party as incurred in defense of said claim or Proceeding; provided that such advance payments shall be made only upon the LLC's receipt of a written undertaking of said Indemnified Party to repay the LLC the amount so advanced if it shall be finally determined that said Indemnified Party was not entitled to indemnification hereunder.

         5.02 NON-EXCLUSIVITY. The provisions of this Article shall not be construed to limit the power of the LLC to indemnify its Managing Member, Members, directors, officers, employees or agents to the full extent permitted by law or to enter into specific agreements, commitments or arrangements for indemnification permitted by law. The absence of any express provision for indemnification herein shall not limit any right of indemnification existing independently of this Article.

         5.03 HEIRS, SUCCESSORS AND ASSIGNS. The indemnification rights provided by this Article V shall also inure to the benefit of the heirs, executors, administrators, successors and assigns of an Indemnified Party and any officers, directors, partners, shareholders, employees and Affiliates of such Indemnified Party (and any former officer, director, partner, shareholder or employee of such Indemnified Party, if the Loss was incurred while such Person was an officer, director, partner, shareholder or employee of such Indemnified Party). The Managing Member may extend the indemnification called for by Section 5.01 to non-employee agents of the LLC or Affiliates of the Managing Member.

         5.04 INSURANCE. The LLC shall have power to purchase and maintain insurance on behalf of the Managing Member or any director, officer, agent or employee of the LLC or of the Managing Member against any liability or cost incurred by such Person in any such capacity or arising out of its status as such, whether or not the LLC would have power to indemnify against such liability or cost.

         5.05 EMPLOYEE BENEFIT PLAN. If the LLC or the Managing Member sponsors or undertakes any responsibility as a fiduciary with respect to an employee benefit plan, then for purposes of this Article (i) "Managing Member" shall be deemed to include the Managing Member or any officer of the LLC who serves at the request of the Managing Member in any capacity with respect to said plan,
(ii) the Managing Member or officer shall not be deemed to have failed to act in good faith or in the reasonable belief that its action was in the best interests of the LLC if the Managing Member or officer acted in good faith and in the reasonable belief that its action was in the best interests of the participants or beneficiaries of said plan, and (iii) "Expenses" shall be deemed to include any taxes or penalties imposed upon the Managing Member or officer with respect to said plan under applicable law.

         5.06 AMENDMENT. The provisions of this Article may be amended or repealed in accordance with Section 13.05; however, no amendment or repeal of such provisions that adversely affects the rights of the Managing Member under this Article with respect to its acts or omissions at any time prior to such amendment or repeal, shall apply to the Managing Member without its consent.


                    ARTICLE VI - CONFLICTS OF INTEREST; ETC.

         6.01 TRANSACTIONS WITH INTERESTED PERSONS. Unless entered into in bad faith, no contract or transaction between the LLC and its Managing Member or Members, or between the LLC and any other corporation, partnership, association or other organization in which its Managing Member or Members have a financial interest or are directors, partners, Managing Member or officers, shall be voidable solely for this reason or solely because said Managing Member or Member was present or participated in the authorization of such contract or transaction if:

                  (a) the material facts as to the relationship or interest of said Managing Member or Member and as to the contract or transaction were disclosed or known to the other Members and the contract or transaction was authorized by the disinterested Members; or

                  (b) the contract or transaction was fair to the LLC as of the time it was authorized, approved or ratified by the disinterested Members;

and no Managing Member or Member interested in such contract or transaction, because of such interest, shall be considered to be in breach of this Agreement or liable to the LLC, any other Member, or any other Person or organization for any loss or expense incurred by reason of such contract or transaction or shall be accountable for any gain or profit realized from such contract or transaction.

         6.02 OUTSIDE BUSINESSES. The Managing Member may engage or have an interest in other business ventures which are similar to or competitive with the business of the LLC, and the pursuit of such ventures, even if competitive, shall not be deemed wrongful or improper or give the LLC or the other Members any rights with respect thereto. The Managing Member shall not be obligated to present an investment opportunity to the LLC even if it is similar to or consistent with the business of the LLC, and the Managing Member shall have a right to take for its own account or recommend to others any such investment opportunity.

         6.03 NO EMPLOYMENT OBLIGATION. Each Employee Member acknowledges that this Agreement creates no obligation on the part of the Managing Member, Burnham Pacific or any of their Affiliates to continue the employment of an Employee Member with the Managing Member, Burnham Pacific or any of their Affiliates.


                               ARTICLE VII - UNITS

         7.01 ISSUANCE, ETC.. The Membership Interests of the Employee Members in the LLC are deemed to be represented by issued and outstanding units of interest ("Units"). On the date hereof, there are 1000 Units, which are issued and outstanding and held by Employee Members in the respective amounts set forth on the signature pages hereto signed by each Employee Member. The Managing Member shall maintain a schedule of all issued and outstanding Units (the "Units Schedule"). Except as provided in Section 7.04, additional Units may be issued to existing Employee Members or other Persons who are officers, directors, employees and consultants of the Managing Member, Burnham Pacific or their Affiliates, as the Managing Member, with Board Authorization, may determine in its sole discretion. Each issued and outstanding Unit shall represent a fraction of the aggregate Membership Interests of the Employee Members in the LLC with respect to such class, the numerator of which is one (1) and the denominator of which is the total number of Units which are then issued and outstanding. For purposes of voting rights, as specified in Section 3.06 of the Agreement, each issued and outstanding Unit held by a Voting Employee Member shall be entitled to one vote.

         7.02 FORFEITURE. Except as provided in Sections 7.03 and 7.04, and notwithstanding any other provision of this Agreement, any Units held by an Employee Member on the date which such Employee Member ceases to be employed or retained as a consultant by the Managing Member, Burnham Pacific or any of their Affiliates (regardless of the reasons for such termination of employment or consultancy) shall, automatically and without any further action required on the part of the Managing

Member or the LLC, cease to be issued and outstanding for all purposes of this Agreement, and the Person who held such Units shall henceforth cease to be entitled to vote, hold, or transfer such Units or to have any interest in the LLC with respect to such Units. All of such interest in the LLC shall be forfeited to the LLC for no further consideration, and any Capital Account with respect to such forfeited interest shall be reallocated to the then-remaining Employee Members (in proportion to the Employee Members' Units, as provided in Section 7.01). Notwithstanding the foregoing provisions of this Section 7.02, the Managing Member, acting with Board Authorization, may elect to cause all or any part of the interest in the LLC represented by any Units which have been forfeited pursuant to this Section 7.02 or Section 7.03 to be reissued to itself for no further consideration, in which case any Capital Account with respect to such reissued interest shall be reallocated to the Managing Member. Any Units which are held by the Managing Member as a result of the provisions of the preceding sentence shall entitle the Managing Member to all of the rights of a holder of such Units as if the Managing Member were an Employee Member, including without limitation rights to allocations and distributions to be made to the Employee Members pursuant to Articles IX and X of this Agreement, but not including voting rights with respect to such Units.

         7.03 RETIREMENT, DISABILITY OR DEATH OF EMPLOYEE MEMBER. Notwithstanding the provisions of Section 7.02, upon an Employee Member's Retirement, or in the event of an Employee Member's Disability or death, the interest in the LLC held by the former Employee Member (or, in the case of a deceased former Employee Member, by any heir, estate or personal representative of the deceased former Employee Member) shall not be forfeited to the LLC and the Managing Member shall cause the percentage of the total number of Units held by the Employee Member at the time of his or her Retirement, Disability or death (the "Percentage Interest") to be maintained, through the issuance of additional Units or otherwise; provided, however, that the Person who holds such Units shall henceforth cease to be entitled to vote any of such Units and the Percentage Interest shall automatically and without any further action required on the part of the Managing Member be adjusted as follows: (x) effective as of the first day of the first Fiscal Year following the Fiscal Year in which such Retirement, Disability or death occurred, to an amount equal to 50% of the Percentage Interest, and (y) effective as of the first day of the second Fiscal Year following the Fiscal Year in which such Retirement, Disability or death occurred, to an amount equal to 25% of the Percentage Interest. Effective as of the first day of the third Fiscal Year following the Fiscal Year in which such Retirement, Disability or death occurred, all of such former Employee Member's remaining interest in the LLC shall be forfeited to the LLC for no further consideration, and any Capital Account with respect to such forfeited interest shall be reallocated to the then-remaining Employee Members (in proportion to the Employee Members' Units, as provided in Section 7.01).

         7.04 CHANGE IN CONTROL. From and after the occurrence of a Change in Control, (a) no additional Units shall be issued and (b) Units which are issued and outstanding shall cease to be subject to any forfeiture pursuant to Section
7.02 or reduction pursuant to Section 7.03.

                ARTICLE VIII - CAPITAL ACCOUNTS AND CONTRIBUTIONS

         8.01 CAPITAL ACCOUNTS. A separate capital account (a "Capital Account") shall be maintained for each Member in accordance with Treasury Regulations
Section 1.704-1(b)(2)(iv), and this Section 8.01 shall be interpreted and applied in a manner consistent with said Section of the Treasury Regulations. The LLC may adjust the Capital Accounts of its Members to reflect revaluations of the LLC property whenever it issues additional interests in the LLC (including any interests with a zero initial Capital Account) or whenever the adjustment otherwise would be permitted under Treasury Regulations Section 1.704-1(b)(2)(iv)(F). In the event that the Capital Accounts of the Members are so adjusted, (i) the Capital Accounts of the Members shall be adjusted in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(G) for allocations of depreciation, depletion, amortization and gain or loss, as computed for book purposes, with respect to such property, (ii) the Members' distributive shares of depreciation, depletion, amortization and gain or loss, as computed for tax purposes, with respect to such property shall be determined so as to take account of the variation between the adjusted tax basis and book value of such property in the same manner as under Section 704(c) of the Code, and (iii) the amount of upward and/or downward adjustments to the book value of LLC property shall be treated as income, gain, deduction and/or loss for purposes of applying the allocation provisions of Article IX. In the event that Code Section 704(c) applies to LLC property, the Capital Accounts of the Members shall be adjusted in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(G) for allocations of depreciation, depletion, amortization and gain and loss, as computed for book purposes, with respect to such property.

         8.02 CONTRIBUTIONS. The Managing Member has made a contribution to the capital of the LLC with an agreed value equal to its initial capital account reflected on SCHEDULE B hereto. The Managing Member shall make such additional contributions to the capital of the LLC as necessary to enable the LLC to make any required contribution to the capital of, or to fulfill any other present or future obligation of the LLC to, BPP Retail. In addition, the Managing Member may make any additional contributions to the capital of the LLC which the Managing Member may deem necessary or desirable. Except as may be otherwise agreed, no Employee Member shall be entitled or required to make any contribution to the capital of the LLC; however, the LLC may borrow from its Members as well as from banks or other lending institutions to finance its working capital or the acquisition of assets upon such terms and conditions as shall be approved by the Managing Member with Board Authorization, and any such borrowing from Members shall not be considered Contributions or reflected in their Capital Accounts. The value of all non-cash Contributions made by Members shall be as agreed in writing by the Managing Member and such Member. No Member shall be entitled to any interest or compensation with respect to its Contribution or any services rendered on behalf of the LLC except as specifically provided in this Agreement or approved by the Managing Member. No Member shall have any liability for the repayment of the Contribution of any other Member and each Member shall look only to the assets of the LLC for return of its Contribution.


                   ARTICLE IX - ALLOCATION OF INCOME AND LOSS

         9.01 ALLOCATION OF NET INCOME. After giving effect to the special allocations set forth in Sections 9.03 through 9.09, net income for any Fiscal Year or portion thereof shall be allocated 100% to the Managing Member.

         9.02 ALLOCATION OF NET LOSS. After giving effect to the special allocations set forth in Sections 9.03 through 9.09 and subject to Section 9.10, net loss shall be allocated 100% to the Managing Member.

         9.03 SPECIAL INCOME ALLOCATION. After giving effect to the special allocations set forth in Sections 9.04 through 9.09, the Employee Members shall be specially allocated 100% of the net income of the LLC until the aggregate amount of net income (including any gross items of income or gain allocated under this 9.03) allocated to the Employee Members pursuant to this Section 9.03 in all Fiscal Years or portions thereof of the LLC is equal to the aggregate amount of the distributions made to the Employee Members pursuant to Section 10.02(b). Such allocation to the Employee Members pursuant to this Section 9.03 shall be made to the Employee Members in proportion to excess of the aggregate amount of the distributions to each such Employee Member pursuant to Section 10.02(b) in all Fiscal Years or portions thereof over the aggregate prior allocations to such Employee Member pursuant to this Section 9.03 in all Fiscal Years or portions thereof. If the LLC has insufficient net income to make the allocation required by the preceding sentence, the LLC shall specially allocate gross items of income and gain to the Employee Members to the extent of any such shortfall.

         For purposes of determining the amount of distributions made pursuant to Section 10.02(b), all distributions made, or which will be made, pursuant to
Section 10.03 shall be treated as if made pursuant to Section 10.02(b) to the extent of the amount that would have been made pursuant to Section 10.02(b) if this Agreement did not contain Section 10.03. In addition, for purposes of determining the amount of distributions pursuant to Section 10.02(b), distributions shall only be taken into account if they are made prior to the date which is the earlier of (i) the date on which the LLC files its federal income tax return with respect to the fiscal year for which the allocation pursuant to this Section 9.03 is being made, or (ii) the date prescribed by law for the filing of such return (including extensions).

         9.04 QUALIFIED INCOME OFFSET. Any Member who unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulations Section l.704-l(b)(2)(ii)(D)(4), (5) or (6) that causes or increases a deficit balance in its Capital Account (in excess of any deemed deficit restoration obligation pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and (i)(5), and adjusted as provided in Treasury Regulations
Section 1.704-1(b)(2)(ii)(D)) shall be allocated items of income and gain in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, such deficit balance as quickly as possible. This Section
9.04 is intended to comply with the alternate test for economic effect set forth in Treasury Regulations Section l.704-l(b)(2)(ii)(D) and shall be interpreted and applied in a manner consistent therewith.

         9.05 GROSS INCOME ALLOCATION. In the event any Member has a deficit Capital Account at the end of any taxable year which is in excess of the sum of
(i) the amount such Member is obligated to restore pursuant to any provision of this Agreement, and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Member shall be specially allocated items of LLC income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 9.05 shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this
Article IX have been made as if Section 9.04 and this Section 9.05 were not in the Agreement.

         9.06 NONRECOURSE DEDUCTIONS. Nonrecourse Deductions shall be allocated among the Members in accordance with Section 9.02. For purposes of this Section 9.06, the term "Nonrecourse Deductions" shall have the meaning set forth in Treasury Regulations Section 1.704-2(b)(1).

         9.07 LLC MINIMUM GAIN CHARGEBACK. Notwithstanding any other provisions of this Agreement, in the event there is a net decrease in LLC Minimum Gain during an LLC Fiscal Year, the Members shall be allocated items of income and gain in accordance with Treasury Regulations Section 1.704-2(f). For purposes of this Agreement, the term "LLC Minimum Gain" shall have the meaning for partnership minimum gain set forth in Treasury Regulations Section 1.704-2(b)(2), and any Member's share of LLC Minimum Gain shall be determined in accordance with Treasury Regulations Section 1.704-2(g)(1). This Section 9.07 is intended to comply with the minimum gain chargeback requirement of Treasury Regulations Section 1.704-2(f) and shall be interpreted and applied in a manner consistent therewith.

         9.08 MEMBER NONRECOURSE DEBT. Notwithstanding any other provisions of this Agreement, to the extent required by Treasury Regulations Section 1.704-2(i), any items of income, gain, deduction, and loss of the LLC that are attributable to a nonrecourse debt of the LLC that constitutes Member Nonrecourse Debt (including chargebacks of Member Nonrecourse Debt Minimum Gain) shall be allocated in accordance with the provisions of Treasury Regulations
Section 1.704-2(i). For purposes of this Agreement, the term "Member Nonrecourse Debt" shall have the meaning for partner nonrecourse debt set forth in Treasury Regulations Section 1.704-2(b)(4), and the term "Member Nonrecourse Debt Minimum Gain" shall have the meaning for partner nonrecourse debt minimum gain set forth in Treasury Regulations Section 1.704-2(i)(2). This Section 9.08 is intended to satisfy the requirements of Treasury Regulations Section 1.704-2(i) (including the partner nonrecourse debt chargeback requirements) and shall be interpreted and applied in a manner consistent therewith.

         9.09 CURATIVE ALLOCATIONS. The allocations set forth in Sections 9.04, 9.05, 9.06, 9.07, 9.08, and 9.10 (the "Regulatory Allocations") are intended to comply with the requirements of Treasury Regulations Sections 1.704-1(b) and 1.704-2. Notwithstanding any other provisions of this Article IX (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating other items of income, gain, deduction, and loss among the Members so that, to the extent possible, the net amount of such allocations of other items and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to each such Member if the Regulatory Allocations had not occurred. This Section 9.09 shall be interpreted and applied in such a manner and to such extent as is reasonably necessary to eliminate, as quickly as possible, permanent economic distortions that would otherwise occur as a consequence of the Regulatory Allocations in the absence of this Section 9.09.

         9.10 LOSS LIMITATION. Net loss allocated pursuant to Section 9.02 shall not exceed the maximum amount of net loss that can be allocated without causing or increasing a deficit balance in any Member's Adjusted Capital Account. A Member's "Adjusted Capital Account" balance shall mean such Member's Capital Account balance increased by such Member's obligation to restore a deficit in its Capital Account, including any deemed obligation pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), and decreased by the amounts described in Treasury Regulations Section 1.704-1(b)(2)(ii)(D)(4), (5), or (6). In the event some but not all of the Members would have deficit balances in their Adjusted Capital Accounts as a consequence of allocations of net loss pursuant to 9.02 in excess of the amount, if any, permitted under the preceding sentence, the limitation set forth in this
Section 9.10 shall be applied on a Member by Member basis, and net loss not allocable to any Member as a result of this limitation shall be allocated to the other Members in proportion to the positive balances of such Members' Adjusted Capital Accounts so as to allocate the maximum amount of net loss to each Member under Treasury Regulations Section 1.704-1(b)(2)(ii)(D).

         9.11 DISTRIBUTIONS OF NONRECOURSE LIABILITY PROCEEDS. If, during a taxable year, the LLC makes a distribution to any Member that is allocable to the proceeds of any nonrecourse liability of the LLC that is allocable to an increase in LLC Minimum Gain pursuant to Treasury Regulations Section 1.704-2(h), then the LLC shall elect, to the extent permitted by Treasury Regulations Section 1.704-2(h)(3), to treat such distribution as a distribution that is not allocable to an increase in LLC Minimum Gain.

         9.12 COMPLIANCE WITH CODE SECTION 704(B). The allocation provisions contained in this Article IX are intended to comply with Code Section 704(b) and the Treasury Regulations promulgated thereunder and shall be interpreted and applied in a manner consistent therewith.


                            ARTICLE X - DISTRIBUTIONS

         10.01 ORDINARY DISTRIBUTIONS. Subject to Sections 10.02 through 10.04, all funds and assets of the LLC which are determined by the Managing Member, in its sole discretion, to be available for distribution shall be distributed 100% to the Managing Member.

         10.02 INCENTIVE DISTRIBUTION. Subject to Section 10.03, the LLC shall make a distribution to the Members in an amount equal to the Incentive Distribution derived from BPP Retail, LLC within thirty (30) days after the receipt of such Incentive Distribution, as follows:

                  (a) 50% to the Managing Member; and

                  (b) 50% to the Employee Members (the "Aggregate Employee Distribution").

Each Employee Member shall receive a portion of the Aggregate Employee Distribution calculated by multiplying the Aggregate Employee Distribution by a fraction, the numerator of which shall be the number of issued and outstanding Units held by such Employee Member and the denominator of which shall be the total number of issued and outstanding Units held by all Employee Members, both as of the last day of the Fiscal Year with respect to which the Incentive Distribution is made to the LLC.

         10.03 DISTRIBUTIONS UPON LIQUIDATION OF LLC. Notwithstanding any other provision of this Agreement to the contrary, in the event the LLC (or a Member's interest therein) is "liquidated" within the meaning of Treasury Regulations
Section 1.704-1(b)(2)(ii)(G), then any distributions shall be made pursuant to this Section 10.03 to the Members (or such Member, as appropriate) in accordance with their positive Capital Accounts in compliance with Treasury Regulations
Section 1.704-1(b)(2)(ii)(B)(2).

         10.04 DISTRIBUTION OF BPP RETAIL INTEREST; LIQUIDATION OF BPP RETAIL. Except upon liquidation of the LLC as provided in Section 11.04, the LLC shall make no distribution or other Transfer to the Employee Members of all or any portion of any the membership interest held by the LLC in BPP Retail without (i) prior to a Change in Control, the consent of the Managing Member, acting with Board Authorization, or (ii) after a Change in Control, a Majority Vote. In the event that BPP Retail is terminated or dissolved and its assets are distributed in kind, then the Managing Member will make a cash contribution to the capital of the LLC in the amount (if any) necessary to permit the

LLC to make, and the LLC shall promptly make, the full amount of the Aggregate Employee Distribution to the Employee Members in cash as if BPP Retail had made an Incentive Distribution as of the date of such termination or dissolution based on a sale of all of the assets of BPP Retail at their fair market value as of such date.


                 ARTICLE XI - TRANSFERS OF MEMBERSHIP INTERESTS

         11.01 ASSIGNABILITY OF INTERESTS. No Units of an Employee Member in the LLC may be sold, assigned, transferred, pledged, hypothecated, gifted, exchanged, optioned or encumbered (each, a "Transfer"), nor, in the case of any Member which is a permitted assign of an Employee Member and which is not an individual, may any Transfer of any interest in such Member be made, and no Transfer shall be binding upon the LLC or any Member, unless it is expressly permitted by this Article XI and the Managing Member receives an executed copy of such assignment, which shall be in form and substance reasonably satisfactory to the Managing Member. The assignee of such Units may become a substitute Employee Member only upon the terms and conditions set forth in Section 11.02. No Employee Member's Units may be Transferred except:

                  (a) to the Managing Member, with its consent;

                  (b) that, upon the death of an Employee Member, such Employee Member's Units (subject to the provisions of reduction of Units set forth in Section 7.03) may be Transferred by will or the laws of descent and distribution; or

                  (c) to another Employee Member, with the prior written consent of the Managing Member, which consent may be granted or withheld by the Managing Member in its sole discretion.

         For all purposes of this Agreement, any Transfers of Units shall be deemed to occur as of the close of business on the last day of the calendar month in which any such Transfer would otherwise have occurred.

         11.02 TRANSFEREE EMPLOYEE MEMBERS. No transferee of the Units of an Employee Member shall become a Member except in accordance with this Section
11.02. Any Person that acquires Units by Transfer from another Employee Member in accordance with the provisions of Section 11.01 may be admitted as a substituted Employee Member, but only with (i) the consent of the Managing Member acting with Board Authorization, or (ii) if a Change in Control has occurred, a Majority Vote (excluding the transferring Employee Member). The admission of an assignee as an Employee Member shall in all events be conditioned upon the execution of an instrument satisfactory to the Managing Member whereby such assignee becomes a party to this Agreement as an Employee Member. Upon such transferee's admission as an Employee Member, the Managing Member shall make the appropriate revisions to SCHEDULE A hereto.

         11.03 ADDITIONAL REQUIREMENTS. As additional conditions to the validity of (x) any Transfer of an Employee Member's Units (or, in the case of an Employee Member which is not an individual, the interests of the direct and indirect beneficial owners of such Employee Member) or (y) the issuance of additional Units (pursuant to Section 7.01), such Transfer or issuance shall not: (i) violate the registration provisions of the Securities Act or the securities laws of any applicable jurisdiction, (ii) cause the LLC to become subject to regulation as an "investment company" under the Investment Company Act of 1940, as amended, and the applicable rules and regulations thereunder, including by resulting in there being one hundred (100) or more beneficial holders of interests in the LLC, (iii) result in the termination of any contract to which the LLC is a party and which individually or in the aggregate with other such contracts are material, or (iv) result in the treatment of the LLC as an association taxable as a corporation or as a "publicly traded partnership" for U.S. federal income tax purposes.

         The Managing Member may require reasonable evidence as to the foregoing, including, without limitation, a favorable opinion of counsel.

         To the fullest extent permitted by law, any Transfer that violates the conditions of this Section 11.03 shall be null and void AB INITIO.

         11.04 ALLOCATION OF DISTRIBUTIONS BETWEEN ASSIGNOR AND ASSIGNEE; SUCCESSOR TO CAPITAL ACCOUNTS. Upon the Transfer of Units pursuant to this
Article XI, distributions pursuant to Article X shall be made to the Person owning the interest in the LLC at the date of distribution, unless the assignor and assignee otherwise agree and so direct the Managing Member in a written statement signed by both. In connection with a Transfer by a Member of Units, the assignee shall succeed to a pro rata (based on the percentage of such Person's Units transferred) portion of the assignor's Capital Account, unless the assignor and assignee otherwise agree and so direct the Managing Member in a written statement signed by both and consented to by the Managing Member.

         11.05 TRANSFERS OF MANAGING MEMBER INTEREST. No approval or consent by any Member shall be required for a Transfer of the Managing Member Interest.


             ARTICLE XII - DISSOLUTION, LIQUIDATION, AND TERMINATION

         12.01 DISSOLUTION. The LLC shall dissolve and its affairs shall be wound up upon the first to occur of the following:

                  (a) the written consent of all of the Members;

                  (b) the bankruptcy of any Member; PROVIDED, HOWEVER, that the LLC may be continued with the consent of not less than a "majority in interest" (as defined in

Revenue Procedure 94-46, 1994-2 C.B. 688) the remaining Members, such consent to be given within ninety (90) days following such event;

                  (c) the entry of a decree of judicial dissolution under
Section 44 of the LLC Act;

                  (d) a consolidation or merger of the LLC in which the LLC is not the resulting or surviving entity;

                  (e) prior to a Change in Control, by the Managing Member, acting with Board Authorization, at any time, upon written notice to the other Members; or

                  (f) after a Change in Control, by a Majority Vote.

         The Managing Member shall promptly notify the Members of the dissolution of the LLC.

         12.02 LIQUIDATION. Upon dissolution of the LLC, the Managing Member shall act as its liquidating trustee or the Managing Member may appoint one or more Members as liquidating trustee. The liquidating trustee shall proceed diligently to liquidate the LLC and wind up its affairs and shall dispose of the assets of the LLC as follows:

         First, to the payment of all debts and liabilities of the LLC, including expenses of its liquidation;

         Second, to the setting up of any reserves which the Managing Member or the liquidating trustee may deem necessary for any contingent or unforeseen liabilities or obligations of the LLC or of the Members arising out of or in connection with the LLC; and

         Third, to distribute the balance to the Members in accordance with
Article X.

Until final distribution, the liquidating trustee may continue to operate the business and properties of the LLC with all of the power and authority of the Managing Member. As promptly as possible after dissolution and again after final liquidation, the liquidating trustee shall cause an accounting of the LLC's assets, liabilities, operations and liquidating distributions to be given to the Members.

         12.03 CERTIFICATE OF CANCELLATION. Upon completion of the distribution of LLC assets as provided herein, the LLC shall be terminated, and the Managing Member (or such other Person or Persons as the Act may require or permit) shall file a Certificate of Cancellation with the Secretary of State of Delaware under the LLC Act, cancel any other filings made pursuant to Sections 2.01, 2.03 and 2.05, and take such other actions as may be necessary to terminate the existence of the LLC.

                        ARTICLE XIII - GENERAL PROVISIONS

         13.01 OFFSET. Whenever the LLC is obligated to make a distribution or payment to any Member, any amounts that Member owes the LLC may be deducted from said distribution or payment by the LLC.

         13.02 NOTICES. Except as expressly set forth to the contrary in this Agreement, all notices, requests, or consents required or permitted to be given under this Agreement must be in writing and shall be deemed to have been given
(i) three (3) days after the date mailed by registered or certified mail, addressed to the recipient, with return receipt requested, (ii) upon delivery to the recipient in person or by courier, or (iii) upon receipt of a facsimile transmission by the recipient. Such notices, requests and consents shall be given (x) to Members at their addresses on SCHEDULE A, or such other address as a Member may specify by notice to the Managing Member, or (y) to the LLC or the Managing Member at the address of the principal office of LLC specified in
Section 2.03. Whenever any notice is required to be given by law, the Certificate or this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

         13.03 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the Members and the Managing Member relating to the LLC and supersedes all prior contracts or agreements with respect to the LLC, whether oral or written.

         13.04 LIMITATION OF LITIGATION; CONSENT TO JURISDICTION. No Member shall be entitled to initiate or participate in a class action on behalf of all or any part of the Members against the LLC or any Member, and no Member shall be entitled to initiate or participate in a derivative suit on behalf of the LLC against any Member, unless in each case such action or suit has received prior approval pursuant to a Majority Vote (exclusive of the vote of any Member who is a defendant party to the proposed action or suit), or unless otherwise required by law. A Member who initiates an action or suit in violation of this Agreement shall be liable to the LLC and its Members who are defendant parties for all damages and expenses which they incur as a result, including without limitation reasonable fees and expenses of legal counsel and expert witnesses and court costs. The parties to this Agreement hereby consent to the non-exclusive jurisdiction of the courts of Massachusetts in connection with any matter or dispute arising under this Agreement or between them regarding the affairs of the LLC.

         13.05 AMENDMENT OR MODIFICATION. This Agreement may be amended or modified from time to time only by both (i) a written instrument signed by the Managing Member, acting with Board Authorization, and (ii) a Majority Vote; PROVIDED, HOWEVER, that (a) an amendment or modification reducing a Member's outstanding Units or changing adversely the rights of a Member with respect to distributions, allocations or voting, (other than to reflect the issuance of additional Units, the admission of new Members or other changes otherwise provided by this Agreement, or solely as a result of the termination of a Membership Interest in a transaction which does not result in a Change in Control or a transaction of the kind described in Section 11.05) shall be effective only with that Member's consent; (b) an amendment or modification to reflect the admission of a new Member may be approved by the Managing Member alone and shall not be subject to approval by Members; (c) an amendment or modification increasing any liability of a Member to the LLC, to the Managing Member or to the other Members, or adversely affecting the limitation of the liability of a Member with respect to the LLC, shall be effective only with that Member's consent; (e) an amendment or modification reducing the required percentage of outstanding Units for any consent or vote in this Agreement shall be effective only with the consent or vote of Members having the percentage of outstanding Units theretofore required; (f) any amendment or modification to this Agreement which would not reasonably be expected to affect adversely the rights, privileges or interests of the Employee Members may be made by a written instrument signed by the Managing Member alone; and (g) an amendment of this section shall require the consent of all of the Members.

         13.06 BINDING EFFECT. Subject to the restrictions on transfers set forth in this Agreement, this Agreement is binding on and inures to the benefit of the parties and their respective heirs, legal representatives, successors and assigns.

         13.07 GOVERNING LAW; SEVERABILITY. This Agreement is governed by and shall be construed in accordance with the law of the State of Delaware, exclusive of its conflict-of-laws principles. In the event of a conflict between the provisions of this Agreement and any provision of the Certificate or the Act, the applicable provision of this Agreement shall control, to the extent permitted by law. If any provision of this Agreement or the application thereof to any Person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that provision shall be enforced to the fullest extent permitted by law.

         13.08 FURTHER ASSURANCES. In connection with this Agreement and the transactions contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions, as requested by the Managing Member.

         13.09 WAIVER OF CERTAIN RIGHTS. Each Member irrevocably waives any right it may have to maintain any action for dissolution of the LLC or for partition of the property of the LLC. The failure of any Member to insist upon strict performance of a covenant hereunder or of any obligation hereunder, irrespective of the length of time for which such failure continues, shall not be a waiver of such Member's right to demand strict compliance herewith in the future. No consent or waiver, express or implied, to or of any breach or default in the performance of any obligation hereunder, shall constitute a consent or waiver to or of any other breach or default in the performance of the same or any other obligation hereunder.

         13.10 NOTICE TO MEMBERS OF PROVISIONS OF THIS AGREEMENT. By executing this Agreement, each Member acknowledges that such Member has actual notice of
(a) all of the provisions of this Agreement, including, without limitation, the restrictions on the transfer of Membership Interests set forth in Article XI, and (b) all of the provisions of the Certificate. Each Member hereby agrees that this Agreement constitutes adequate notice of all such provisions, and each Member hereby waives any requirement that any further notice thereunder be given.

         13.11 THIRD-PARTY BENEFICIARIES. Except as is expressly set forth in this Agreement, the provisions of this Agreement are not intended to be for the benefit of any creditor or other Person to whom any debts or obligations are owed by, or who may have any claim against, the LLC or any of its Members or the Managing Member, except for Members or the Managing Member in their capacities as such. Notwithstanding any contrary provision of this Agreement, no such creditor or Person shall obtain any rights under this Agreement or shall, by reason of this Agreement, be permitted to make any claim against the LLC or any Member or Managing Member.

         13.12 INTERPRETATION. For the purposes of this Agreement, terms not defined in this Agreement shall be defined as provided in the Act; and all nouns, pronouns and verbs used in this Agreement shall be construed as masculine, feminine, neuter, singular, or plural, whichever shall be applicable. Titles or captions of Articles and Sections contained in this Agreement are inserted as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

         13.13 COUNTERPARTS. This Agreement may be executed in any number of counterparts with the same effect as if all parties had signed the same document, and all counterparts shall be construed together and shall constitute the same instrument.

         13.14 TAXATION AS PARTNERSHIP. The LLC shall be treated as a partnership for United States federal income tax purposes and the Members agree not to take any action inconsistent with the LLC's classification as a partnership for United States federal income tax purposes.

         IN WITNESS WHEREOF, the Managing Member and each Employee Member have executed this Limited Liability Company Agreement, dated as of June 1, 1999, in counterparts as of the date thereof.


                           Managing Member:  BURNHAM PACIFIC
                                OPERATING PARTNERSHIP, L.P.

                                By:  Burnham Pacific Properties, Inc.,
                                     its General Partner

                                   By:       /s/ J. David Martin
                                       -------------------------------
                                       Name:   J. David Martin
                                       Title:  Chief Executive Officer

         IN WITNESS WHEREOF, the Managing Member and each Employee Member have executed this Limited Liability Company Agreement, dated as of June 1, 1999, in counterparts as of the date thereof.


                                       Employee Member:

                                             /s/ J. David Martin
                                       -------------------------------
                                       Name: J. David Martin


                  Number of issued and outstanding Units held by the above Employee Member upon adoption of the Agreement: 200 Units

         IN WITNESS WHEREOF, the Managing Member and each Employee Member have executed this Limited Liability Company Agreement, dated as of June 1, 1999, in counterparts as of the date thereof.


                                       Employee Member:

                                            /s/ Joseph Wm. Byrne
                                       -------------------------------
                                       Name: Joseph Wm. Byrne


                  Number of issued and outstanding Units held by the above Employee Member upon adoption of the Agreement: 100 Units

         IN WITNESS WHEREOF, the Managing Member and each Employee Member have executed this Limited Liability Company Agreement, dated as of June 1, 1999, in counterparts as of the date thereof.


                                       Employee Member:

                                             /s/ Daniel B. Platt
                                       -------------------------------
                                       Name: Daniel B. Platt


                  Number of issued and outstanding Units held by the above Employee Member upon adoption of the Agreement: 100 Units

         IN WITNESS WHEREOF, the Managing Member and each Employee Member have executed this Limited Liability Company Agreement, dated as of June 1, 1999, in counterparts as of the date thereof.


                                       Employee Member:

                                              /s/ James W. Gaube
                                       -------------------------------
                                       Name: James W. Gaube


                  Number of issued and outstanding Units held by the above Employee Member upon adoption of the Agreement: 100 Units

         IN WITNESS WHEREOF, the Managing Member and each Employee Member have executed this Limited Liability Company Agreement, dated as of June 1, 1999, in counterparts as of the date thereof.


                                       Employee Member:

                                             /s/ Scott C. Verges
                                       -------------------------------
                                       Name: Scott C. Verges


                  Number of issued and outstanding Units held by the above Employee Member upon adoption of the Agreement: 100 Units

                  IN WITNESS WHEREOF, the Managing Member and each Employee Member have executed this Limited Liability Company Agreement, dated as of June 1, 1999, in counterparts as of the date thereof.


                                       Employee Member:

                                              /s/ Susan Rorison
                                       -------------------------------

                                       Name: Susan Rorison


                  Number of issued and outstanding Units held by the above Employee Member upon adoption of the Agreement: 20 Units

         IN WITNESS WHEREOF, the Managing Member and each Employee Member have executed this Limited Liability Company Agreement, dated as of June 1, 1999, in counterparts as of the date thereof.


                                       Employee Member:

                                              /s/ Terry Tallen
                                       -------------------------------
                                       Name: Terry Tallen


                  Number of issued and outstanding Units held by the above Employee Member upon adoption of the Agreement: 20 Units

         IN WITNESS WHEREOF, the Managing Member and each Employee Member have executed this Limited Liability Company Agreement, dated as of June 1, 1999, in counterparts as of the date thereof.


                                       Employee Member:

                                               /s/ Marc Artino
                                       -------------------------------
                                       Name: Marc Artino


                  Number of issued and outstanding Units held by the above Employee Member upon adoption of the Agreement: 40 Units

         IN WITNESS WHEREOF, the Managing Member and each Employee Member have executed this Limited Liability Company Agreement, dated as of June 1, 1999, in counterparts as of the date thereof.


                                       Employee Member:

                                              /s/ Lindsey Adams
                                       -------------------------------
                                       Name:  Lindsey Adams


                  Number of issued and outstanding Units held by the above Employee Member upon adoption of the Agreement: 60 Units

         IN WITNESS WHEREOF, the Managing Member and each Employee Member have executed this Limited Liability Company Agreement, dated as of June 1, 1999, in counterparts as of the date thereof.


                                       Employee Member:

                                                /s/ Mark Mayer
                                       -------------------------------
                                       Name:  Mark Mayer


                  Number of issued and outstanding Units held by the above Employee Member upon adoption of the Agreement: 15 Units

         IN WITNESS WHEREOF, the Managing Member and each Employee Member have executed this Limited Liability Company Agreement, dated as of June 1, 1999, in counterparts as of the date thereof.


                                       Employee Member:

                                               /s/ Scott Beggs
                                       -------------------------------
                                       Name:  Scott Beggs


                  Number of issued and outstanding Units held by the above Employee Member upon adoption of the Agreement: 15 Units

         IN WITNESS WHEREOF, the Managing Member and each Employee Member have executed this Limited Liability Company Agreement, dated as of June 1, 1999, in counterparts as of the date thereof.


                                       Employee Member:

                                               /s/ John Waters
                                       -------------------------------
                                       Name:  John Waters


                  Number of issued and outstanding Units held by the above Employee Member upon adoption of the Agreement: 20 Units

         IN WITNESS WHEREOF, the Managing Member and each Employee Member have executed this Limited Liability Company Agreement, dated as of June 1, 1999, in counterparts as of the date thereof.


                                       Employee Member:

                                              /s/ John Reinholt
                                       -------------------------------
                                       Name:  John Reinholt


                  Number of issued and outstanding Units held by the above Employee Member upon adoption of the Agreement: 20 Units

         IN WITNESS WHEREOF, the Managing Member and each Employee Member have executed this Limited Liability Company Agreement, dated as of June 1, 1999, in counterparts as of the date thereof.


                                       Employee Member:

                                             /s/ James Kilcoyne
                                       -------------------------------
                                       Name:  James Kilcoyne


                  Number of issued and outstanding Units held by the above Employee Member upon adoption of the Agreement: 20 Units

         IN WITNESS WHEREOF, the Managing Member and each Employee Member have executed this Limited Liability Company Agreement, dated as of June 1, 1999, in counterparts as of the date thereof.


                                       Employee Member:

                                               /s/ Dean Isaacs
                                       -------------------------------
                                       Name:  Dean Isaacs


                  Number of issued and outstanding Units held by the above Employee Member upon adoption of the Agreement: 20 Units

         IN WITNESS WHEREOF, the Managing Member and each Employee Member have executed this Limited Liability Company Agreement, dated as of June 1, 1999, in counterparts as of the date thereof.


                                       Employee Member:

                                              /s/ Michael Rubin
                                       -------------------------------
                                       Name:  Michael Rubin


                  Number of issued and outstanding Units held by the above Employee Member upon adoption of the Agreement: 10 Units

         IN WITNESS WHEREOF, the Managing Member and each Employee Member have executed this Limited Liability Company Agreement, dated as of June 1, 1999, in counterparts as of the date thereof.


                                       Employee Member:

                                               /s/ Tony Cardoza
                                       -------------------------------
                                       Name:  Tony Cardoza


                  Number of issued and outstanding Units held by the above Employee Member upon adoption of the Agreement: 10 Units

         IN WITNESS WHEREOF, the Managing Member and each Employee Member have executed this Limited Liability Company Agreement, dated as of June 1, 1999, in counterparts as of the date thereof.


                                       Employee Member:

                                       BURNHAM PACIFIC OPERATING
                                       PARTNERSHIP, L.P.

                                       By:  Burnham Pacific Properties, Inc.,
                                            its General Partner

                                       By:         /s/ J. David Martin
                                            ---------------------------------
                                              Name:   J. David Martin
                                              Title:  Chief Executive Officer

                  Number of issued and outstanding Units held by the above Employee Member upon adoption of the Agreement: 130 Units

                          BURNHAM PACIFIC EMPLOYEES LLC

                                   SCHEDULE A

NAME AND ADDRESS OF MANAGING MEMBER:


         Burnham Pacific Operating Partnership, L.P.
         610 West Ash Street
         San Diego, CA 92101


NAMES AND ADDRESSES OF EMPLOYEE MEMBERS:

         J. David Martin, 100 Bush St, Ste 2400, San Francisco, CA 94104
         Joseph W. Byrne, 100 Bush St, Ste 2400, San Francisco, CA 94104
         Daniel B. Platt, 610 W. Ash, Ste 1600, San Diego, CA 92101
         James W. Gaube, 10135 SE Sunnyside Rd., Ste 250, Clackamas, OR 97015 Scott C. Verges, 100 Bush St, Ste 2400, San Francisco, CA 94104
         Lindsey Adams, 100 Bush St, Ste 2400, San Francisco, CA 94104
         Susan Rorison, 10780 Santa Monica Blvd., Ste 401, Los Angeles, CA 90025 Terry Tallen, 100 Bush St, Ste 2400, San Francisco, CA 94104
         Marc Artino, 610 W. Ash, Ste 1600, San Diego, CA 92101
         Mark Mayer, 610 W. Ash, Ste 1600, San Diego, CA 92101
         Scott Beggs, 610 W. Ash, Ste 1600, San Diego, CA 92101
         John Waters, 610 W. Ash, Ste 1600, San Diego, CA 92101
         John Reinholt, 10135 SE Sunnyside Rd., Ste 250, Clackamas, OR 97015 James Kilcoyne, 610 W. Ash, Ste 1600, San Diego, CA 92101
         Dean Isaacs, 100 Bush St, Ste 2400, San Francisco, CA 94104
         Michael Rubin, 610 W. Ash, Ste 1600, San Diego, CA 92101
         Tony Cardoza, 100 Bush St, Ste 2400, San Francisco, CA 94104
         Burnham Pacific Operating Partnership, L.P. , 100 Bush St, Ste 2400, San Francisco, CA 94104

                          BURNHAM PACIFIC EMPLOYEES LLC


                                   SCHEDULE B
                                       to
                       Limited Liability Company Agreement

       Members:                                  Initial Capital Account:

MANAGING MEMBER:

Burnham Pacific Operating Partnership, L.P.


EMPLOYEE MEMBERS:

J. David Martin
Joseph W. Byrne
Daniel B. Platt
James W. Gaube
Scott Verges
Lindsey Adams
Susan Rorison
Terry Tallen
Marc Artino
Mark Mayer
Scott Beggs
John Waters
John Reinholt
James Kilcoyne
Dean Isaacs
Michael Rubin
Tony Cardoza
Burnham Pacific Operating Partnership, L.P.